As filed with the Securities and Exchange Commission on October 8, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-139612

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-151081

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-169472

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-194476

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-197005

UNDER THE SECURITIES ACT OF 1933

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Eagle Rock Energy Partners, L.P. Long Term Incentive Plan

 (Full title of the plan)

Delaware	68-0629883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Scott W. Smith
5847 San Felipe, Suite 3000	5847 San Felipe, Suite 3000
Houston, Texas 77057	Houston, Texas 77057
(832) 327-2255	(832) 327-2255
(Address, including zip code, and telephone	(Name, address, including zip code, and telephone
number, including area code, of registrant’s	number, including area code,
principal executive offices)	of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☒ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), originally filed by Eagle Rock Energy Partners, L.P., a Delaware limited partnership (“Eagle Rock”), with the Securities and Exchange Commission:

•	Registration Statement No. 333-139612, filed on December 22, 2006, registering 1,000,000 common units representing limited partner interests (the “Common Units”), of Eagle Rock under the Eagle Rock Energy Partners, L.P. Long-Term Incentive Plan (the “Eagle Rock LTIP”).

•	Registration Statement No. 333-151081, filed on May 21, 2008, registering 1,000,000 additional Common Units of Eagle Rock under the Eagle Rock LTIP.

•	Registration Statement No. 333-169472, filed on September 17, 2010, registering 6,000,000 additional Common Units of Eagle Rock under the Eagle Rock LTIP.

•	Registration Statement No. 333-194476, filed on March 11, 2014, registering 2,000,000 additional Common Units of Eagle Rock under the Eagle Rock LTIP.

•	Registration Statement No. 333-197005, filed on June 25, 2014, registering 11,000,000 additional Common Units of Eagle Rock under the Eagle Rock LTIP.

Pursuant to the Agreement and Plan of Merger, dated as of May 21, 2015 (the “Merger Agreement”), by and among Eagle Rock, Eagle Rock Energy GP, L.P., Vanguard Natural Resources, LLC (“Vanguard”) and Talon Merger Sub, LLC (“Merger Sub”), which is an indirect wholly owned subsidiary of Vanguard, Merger Sub merged with and into Eagle Rock, with Eagle Rock continuing as the surviving entity, on October 8, 2015 (the “Merger”).

As a result of the completion of the transactions contemplated by the Merger Agreement, Eagle Rock has terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by Eagle Rock in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, Eagle Rock hereby removes from registration by means of this Post-Effective Amendment No. 1 all of such securities Eagle Rock registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas on October 8, 2015.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P., its general partner

By:	Eagle Rock Energy G&P, LLC, its general partner

By:	/s/ Scott W. Smith
Name: Scott W. Smith Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith	Chief Executive Officer and Director (Principal Executive Officer)	October 8, 2015
Scott W. Smith

/s/ Richard A. Robert	Executive Vice President and Chief	October 8, 2015
Richard A. Robert	Financial Officer (Principal Financial Officer and Principal Accounting Officer)